 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-274265
PROSPECTUS SUPPLEMENT
(To prospectus dated December 15, 2023)
Up to $3,450,000
Soligenix, Inc.
COMMON STOCK
We have entered into an At Market Issuance Sales Agreement (the “sales agreement”) with Rodman & Renshaw LLC (“Rodman” or the “sales agent”), dated January 23, 2026, relating to shares of our common stock, par value $0.001 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement and this prospectus supplement and the accompanying prospectus, we may offer and sell shares of our common stock having an aggregate offering price of up to $3,450,000 from time to time through Rodman as our sales agent. This prospectus supplement updates and replaces the prospectus supplement dated August 16, 2024 pursuant to which no additional shares will be sold.
Our common stock is traded on The Nasdaq Capital Market under the symbol “SNGX”. On January 20, 2026, the last reported closing sales price of our common stock on The Nasdaq Capital Market was $1.38 per share.
Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus, may be made by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on The Nasdaq Capital Market, the trading market for our common stock, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange, at prices related to the prevailing market prices or at negotiated prices. Rodman is not required to sell any certain number of shares or dollar amount of our common stock, but will act as a sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, subject to the terms of the sales agreement. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
We are a “smaller reporting company” under the federal securities laws and, as such, are subject to reduced public company disclosure standards for this prospectus supplement and future filings. See the section entitled “Summary — Implications of Being a Smaller Reporting Company” for additional information.
The aggregate market value of our outstanding shares of common stock held by non-affiliates as of the date of this prospectus supplement was $16,616,045, which was calculated based on 10,070,330 shares of outstanding common stock held by non-affiliates as of such date, and the last reported closing price per share of $1.65 on December 12, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of the aggregate market value of our voting and non-voting common equity held by non-affiliates in any 12-month period so long our public float remains below $75 million. During the 12 calendar months prior to and including the date hereof, we have sold securities with an aggregate market value of $2,057,375 pursuant to General Instruction I.B.6 of Form S-3.
Investing in our common stock involves risks. Before buying any shares, you should read the discussion of material risks of investing in our common stock in the section titled “Risk Factors” beginning on page S-7 of this prospectus supplement, the accompanying prospectus and in the risks discussed in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The compensation to the sales agent for sales of common shares will be up to 3.0% of the gross sales price of all shares of common stock sold through the sales agent from time to time under the sales agreement. In connection with the sale of common stock on our behalf, the sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the sales agent will be deemed to be underwriting commissions or discounts. See “Plan of Distribution” beginning on page S-[•] of this prospectus supplement for additional information regarding the sales agent’s compensation. We have also agreed to provide indemnification and contribution to the sales agent with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This offering pursuant to this prospectus supplement will terminate upon the earlier of (1) the sale of common stock pursuant to this prospectus supplement having an aggregate sales price of $3,450,000 and (2) the termination of the sales agreement pursuant to its terms. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds” in this prospectus supplement.
Rodman & Renshaw LLC
Prospectus Supplement dated January 23, 2026.

PROSPECTUS SUPPLEMENT
PROSPECTUS
You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus, or any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor Rodman have authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor Rodman take any responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus are not offers to sell, nor are they seeking an offer to buy, the shares offered by this prospectus supplement or the accompanying prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of the dates of the respective documents in which such information is included, regardless of the time of delivery of this prospectus supplement or any sale of the shares of common stock offered hereby. Our business, financial condition, liquidity, results of operations

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and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement and the accompanying prospectus titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3, as amended (File No. 333-274265), that we originally filed with the Securities and Exchange Commission (the “SEC”), on August 30, 2023 and that was declared effective on December 15, 2023. This prospectus supplement and the accompanying prospectus relate to the offer by us of shares of our common stock to certain investors. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $3,450,000 from time to time under this prospectus supplement and the accompanying prospectus at prices and on terms to be determined by market conditions at the time of the offering.
Unless the context otherwise indicates, references in this prospectus supplement to the “accompanying prospectus” refer to the prospectus.
This document consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which does not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information contained in the accompanying prospectus, as supplemented, and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.
We have not, and Rodman has not, authorized anyone to provide you with information different from or inconsistent with the information contained in or incorporated by reference in this prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference in this prospectus supplement or the accompanying prospectus that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless otherwise indicated, all information in this prospectus gives effect to the 1-for-16 reverse stock split of our common stock effectuated on June 5, 2024.

All references in this prospectus supplement or the accompanying prospectus to “we,” “us,” “our” and “our company” mean Soligenix, Inc. and its consolidated subsidiaries, unless the context clearly indicates otherwise, unless we state otherwise or the context otherwise indicates.

SUMMARY
This summary highlights selected information about us and this common stock offering. This summary is not complete and may not contain all of the information that is important to you. We encourage you to read this prospectus supplement and the accompanying prospectus, including the information under the caption “Risk Factors” and the information we incorporate by reference herein and therein, in its entirety.
About Our Company
We are a late-stage biopharmaceutical company focused on developing and commercializing products to treat rare diseases where there is an unmet medical need. We maintain two active business segments: Specialized BioTherapeutics and Public Health Solutions.
Our Specialized BioTherapeutics business segment is developing and moving toward potential commercialization of HyBryte™ (a proposed proprietary name of SGX301 or synthetic hypericin sodium), a novel photodynamic therapy, utilizing topical synthetic hypericin activated with safe visible light for the treatment of cutaneous T-cell lymphoma (“CTCL”). With successful completion of the first Phase 3 FLASH (Fluorescent Light Activated Synthetic Hypericin) study and agreement from the European Medicines Agency (“EMA”) on the key design components of a confirmatory Phase 3 placebo-controlled study evaluating the safety and efficacy of HyBryte™ in the treatment of CTCL patients with early-stage disease, we began patient enrollment during December 2024 for the second Phase 3 study called “FLASH2” (Fluorescent Light Activated Synthetic Hypericin 2). We anticipate top-line results in the second half of 2026. Upon successful completion of the Phase 3 FLASH2 study, regulatory approval will be sought to support potential commercialization worldwide.
Development programs in this business segment also include expansion of synthetic hypericin (SGX302) into psoriasis, and our first-in-class Innate Defense Regulator technology, dusquetide, for the treatment of inflammatory diseases, including oral mucositis in head and neck cancer (SGX942) and aphthous ulcers in Behçet’s Disease (SGX945).
Our Public Health Solutions business segment includes development programs for RiVax®, our ricin toxin vaccine candidate and SGX943, our therapeutic candidate for antibiotic resistant and emerging infectious disease and our vaccine programs targeting filoviruses (such as Marburg and Ebola) and CiVax™, our vaccine candidate for the prevention of COVID-19 (caused by SARS-CoV-2). The development of our vaccine programs incorporates the use of our proprietary heat stabilization platform technology, known as ThermoVax®. To date, this business segment has been supported with government grant and contract funding from the National Institute of Allergy and Infectious Diseases, the Biomedical Advanced Research and Development Authority, and the Defense Threat Reduction Agency.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act, meaning that the market value of our shares held by non-affiliates was less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. As a smaller reporting company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. Additionally, as a smaller reporting company, we may continue to take advantage of the exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended. If investors consider our shares of common stock less attractive as a result of our election to use the scaled-back disclosure permitted for smaller reporting companies, there may be a less active trading market for our common shares and our share price may be more volatile.

Corporate Information
We were incorporated in Delaware in 1987 under the name Biological Therapeutics, Inc. In 1987, we merged with Biological Therapeutics, Inc., a North Dakota corporation, pursuant to which we changed our name to “Immunotherapeutics, Inc.” We changed our name to “Endorex Corp.” in 1996, to “Endorex Corporation” in 1998, to “DOR BioPharma, Inc.” in 2001, and finally to “Soligenix, Inc.” in 2009.
Our principal executive offices are located at 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540 and our telephone number is (609) 538-8200. Our corporate website address is www.soligenix.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on our website or any such information in making your decision whether to purchase our securities.

THE OFFERING
Common stock outstanding as of the date of this prospectus supplement
10,086,130 shares
Common stock offered by us
Shares of common stock with an aggregate sale price of up to $3,450,000.
Common stock to be outstanding immediately after this offering
12,586,130 shares (as more fully described in the notes following this table), assuming sales of 2,500,000 shares of our common stock in this offering at an assumed offering price of $1.38 per share, which was the closing price of our common stock on The Nasdaq Capital Market on January 20, 2026. The actual number of shares issued will vary depending on the sales price at which shares may be sold from time to time under this offering and the amount raised.
Manner of offering
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on The Nasdaq Capital Market, on any other existing trading market for the common stock in the United States. Rodman is not required to sell any certain number of shares or dollar amount of our common stock, but will act as a sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, subject to the terms of the sales agreement. See “Plan of Distribution” on page S-[•].
Use of proceeds
We intend to use the net proceeds from the sale of the securities offered by us pursuant to this prospectus to fund our research and development, and commercialization activities and for working capital and general corporate purposes. See “Use of Proceeds” on page S-[•].
Risk factors
In analyzing an investment in the shares of common stock being offered pursuant to this prospectus supplement and the accompanying prospectus, you should carefully consider, along with other matters included or incorporated by reference in this prospectus supplement or the accompanying prospectus, the information set forth under “Risk Factors” in this prospectus supplement and the risks discussed in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
Nasdaq Capital Market symbol
Our common stock is listed on The Nasdaq Capital Market under the symbol “SNGX”.
The number of shares of common stock to be outstanding after this offering is based on 10,086,130 shares of common stock outstanding on January 20, 2026 and excludes:
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893,355 shares of common stock issuable upon the exercise of outstanding options at a weighted average exercise price of $6.15 per share, of which options to purchase 324,452 shares are vested as of January 20, 2026;

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6,798,141 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $2.36 per share, of which warrants to purchase 6,798,141 shares are exercisable as of January 20, 2026; and

•
5,309,912 shares of our common stock available for future issuance under our 2025 Equity Incentive Plan as of January 20, 2026.

RISK FACTORS
An investment in our shares of common stock involves a high degree of risk. Prior to making a decision about investing in our shares of common stock, you should carefully consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and any subsequent updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, together with information in this prospectus and any other information incorporated by reference into this prospectus, including the risk factors set forth below. See the sections of this prospectus supplement titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.
This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements and Industry Data and Market Information” for information relating to these forward-looking statements.
Risks Related to this Offering
The price of our common stock may be highly volatile.
The market price of our common stock, like that of many other research and development public pharmaceutical and biotechnology companies, has been highly volatile and the price of our common stock may be volatile in the future due to a wide variety of factors, including:
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announcements by us or others of results of pre-clinical testing and clinical trials;

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announcements of technological innovations, more important bio-threats or new commercial therapeutic products by us, our collaborative partners or our present or potential competitors;

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failure of our common stock to continue to be listed or quoted on a national securities exchange or market system, such as The Nasdaq Stock Market or NYSE American;

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our quarterly operating results and performance;

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developments or disputes concerning patents or other proprietary rights;

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mergers or acquisitions;

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litigation and government proceedings;

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adverse legislation;

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changes in government regulations;

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our available working capital;

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economic and other external factors (e.g., COVID-19); and

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general market conditions.

Since January 1, 2024, the closing stock price of our common stock has fluctuated between a high of $15.04 per share to a low of $1.11 per share. On January 20, 2026, the last reported sales price of our common stock on The Nasdaq Capital Market was $1.38 per share. The fluctuation in the price of our common stock has sometimes been unrelated or disproportionate to our operating performance. In addition, potential dilutive effects of future sales of shares of common stock by us, as well as potential sale of common stock by the holders of warrants and options, could have an adverse effect on the market price of our shares.

If we fail to meet Nasdaq’s listing requirements, we could be removed from The Nasdaq Capital Market, which would limit the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market and negatively impact our ability to raise capital.
Companies trading on Nasdaq, such as our Company, must be reporting issuers under Section 12 of the Exchange Act, and must meet the listing requirements in order to maintain the listing of common stock on The Nasdaq Capital Market. If we do not meet these requirements, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.
If our common stock is delisted from Nasdaq, it will have material negative impact on the actual and potential liquidity of our securities, as well as material negative impact on our ability to raise future capital. If, for any reason, Nasdaq should delist our common stock from trading on its exchange and we are unable to obtain listing on another national securities exchange or take action to restore our compliance with the Nasdaq continued listing requirements, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our shareholders:
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the liquidity of our common stock;

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the market price of our common stock;

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our ability to obtain financing for the continuation of our operations;

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the number of institutional and general investors that will consider investing in our securities;

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the number of market makers in our common stock;

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the availability of information concerning the trading prices and volume of our common stock; and

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the number of broker-dealers willing to execute trades in shares of our common stock.

Investors may suffer substantial dilution related to issued stock warrants and options.
As of January 20, 2026, we had a number of agreements or obligations that may result in dilution to investors. These include:
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warrants to purchase a total of 6,798,141 shares of our common stock at a current weighted average exercise price of approximately $2.36;

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options to purchase 893,355 shares of our common stock at a current weighted average exercise price of approximately $6.15; and

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5,309,912 shares of common stock available for future issuance under our 2025 Equity Incentive Plan as of January 20, 2026.

We also have an incentive compensation plan for our management, employees and consultants. We have granted, and expect to grant in the future, options to purchase shares of our common stock to our directors, employees and consultants. To the extent that warrants or options are exercised, our stockholders will experience dilution and our stock price may decrease.
Additionally, the sale, or even the possibility of the sale, of the shares of common stock underlying these warrants and options could have an adverse effect on the market price for our securities or on our ability to obtain future financing.
Our shares of common stock are thinly traded, so stockholders may be unable to sell at or near ask prices or at all if they need to sell shares to raise money or otherwise desire to liquidate their shares.
Our common stock has from time to time been “thinly-traded,” meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give stockholders any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.
We do not currently intend to pay dividends on our common stock in the foreseeable future, and consequently, our stockholders’ ability to achieve a return on their investment will depend on appreciation in the price of our common stock.
We have never declared or paid cash dividends on our common stock and do not anticipate paying any cash dividends to holders of our common stock in the foreseeable future. Consequently, our stockholders must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.
Upon our dissolution, our stockholders may not recoup all or any portion of their investment.
In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, the proceeds and/or our assets remaining after giving effect to such transaction, and the payment of all of our debts and liabilities will be distributed to the holders of common stock on a pro rata basis. There can be no assurance that we will have available assets to pay to the holders of common stock, or any amounts, upon such a liquidation, dissolution or winding-up. In this event, our stockholders could lose some or all of their investment.
The issuance of our common stock pursuant to the terms of the asset purchase agreement with Hy Biopharma Inc. may cause dilution and the issuance of such shares of common stock, or the perception that such issuances may occur, could cause the price of our common stock to fall.
On April 1, 2014, we entered into an option agreement pursuant to which Hy Biopharma Inc. (“Hy Biopharma”) granted us an option to purchase certain assets, properties and rights (the “Hypericin Assets”) related to the development of Hy Biopharma’s synthetic hypericin product candidate for the treatment of CTCL, which we refer to as HyBryte™, from Hy Biopharma. In exchange for the option, we paid $50,000 in cash and issued 288 shares of common stock in the aggregate to Hy Biopharma and its assignees. We subsequently exercised the option, and on September 3, 2014, we entered into an asset purchase agreement with Hy Biopharma, pursuant to which we purchased the Hypericin Assets. Pursuant to the purchase agreement, we initially paid $275,000 in cash and issued 12,328 shares of common stock in the aggregate to Hy Biopharma and its assignees, and the licensors of the license agreement acquired from Hy Biopharma. Also on September 3, 2014, we entered into a Registration Rights Agreement with Hy Biopharma, pursuant to which we may be required to file a registration statement with the SEC. In March 2020, we issued 130,413 shares of common stock at a value of $5,000,000 (based upon an effective per share price of $38.40) as a result of HyBryte™ demonstrating statistically significant treatment response in the Phase 3 clinical trial. We will be required to issue up to $5.0 million worth of our common stock (subject to a cap equal to 19.9% of our issued and outstanding common stock) in the aggregate if HyBryte™ is approved for the treatment of CTCL by either the U.S. Food and Drug Administration (“FDA”) or the EMA
The number of shares that we may issue under the purchase agreement will fluctuate based on the market price of our common stock. Depending on market liquidity at the time, the issuance of such shares may cause the trading price of our common stock to fall.
We may ultimately issue all, some or none of the additional shares of our common stock that may be issued pursuant to the purchase agreement. We are required to register any shares issued pursuant to the purchase agreement for resale under the Securities Act. After any such resales are registered, the holders will be able to sell all, some or none of those shares. Therefore, issuances by us under the purchase agreement could result in substantial dilution to the interests of other holders of our common stock. Additionally, the issuance of a substantial number of shares of our common stock pursuant to the purchase agreement, or the anticipation of such issuances, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.
Our Board of Directors can, without stockholder approval, cause preferred stock to be issued on terms that adversely affect holders of our common stock.
Under our Certificate of Incorporation, our Board of Directors is authorized to issue up to 230,000 shares of preferred stock, of which none are issued and outstanding as of the date of this prospectus. Also, our Board of Directors, without stockholder approval, may determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares. If our Board of Directors causes shares of preferred stock to be issued, the rights of the holders of our common stock would likely be subordinate to those of preferred holders and therefore could be adversely affected. Our Board of Directors’ ability to determine the terms of preferred stock and to cause its issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding common stock. Preferred shares issued by our Board of Directors could include voting rights or super voting rights, which could shift the ability to control the Company to the holders of the preferred stock. Preferred stock could also have conversion rights into shares of our common stock at a discount to the market price of our common stock, which could negatively affect the market for our common stock. In addition, preferred stock would have preference in the event of liquidation of the Company, which means that the holders of preferred stock would be entitled to receive the net assets of the Company distributed in liquidation before the holders of our common stock receive any distribution of the liquidated assets.
The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver placement notices to Rodman at any time throughout the term of the sales agreement. The number of shares that are sold by Rodman after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Rodman. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this time to predict the number of shares, if any, that will be ultimately sold in this offering.
The shares of common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and as result they may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
You may experience future dilution as a result of future equity offerings.
To raise additional capital, we may in the future issue additional shares of common stock or other securities convertible into or exchangeable for shares of common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of common stock, or securities convertible or exchangeable into shares of common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
Our management will have broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree or which do not produce beneficial results.
We currently intend to use the net proceeds from this offering to fund our research and development, and commercialization activities and for working capital and general corporate purposes (see “Use of

Proceeds”). We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, and results of operation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA
AND MARKET INFORMATION
This prospectus supplement, the accompanying prospectus and the information incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements are often identified by words such as “may,” “should,” “would,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “continue,” “plan,” “potential” and similar expressions. These statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed for the reasons described in this prospectus and in the documents incorporated herein by reference. You should not place undue reliance on these forward-looking statements.
You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including:
•
uncertainty as to whether our product candidates will be sufficiently safe and effective to support regulatory approvals;

•
uncertainty inherent in developing therapeutics and vaccines, and manufacturing and conducting preclinical and clinical trials;

•
our ability to obtain future financing or funds when needed, either through the raising of capital, the incurrence of convertible or other indebtedness or through strategic financing or commercialization partnerships;

•
our ability to secure government grants or contracts to support our vaccine development;

•
our ability to maintain our listing on The Nasdaq Capital Market and meet the applicable listing requirements;

•
that product development and commercialization efforts will be reduced or discontinued due to difficulties or delays in clinical trials or a lack of progress or positive results from research and development efforts;

•
maintenance and progression of our business strategy;

•
the possibility that our products under development may not gain market acceptance;

•
our expectations about the potential market sizes and market participation potential for our product candidates may not be realized;

•
our expected revenues (including sales, milestone payments and royalty revenues) from our product candidates and any related commercial agreements of ours may not be realized;

•
the ability of our manufacturing partners to supply us or our commercial partners with clinical or commercial supplies of our products in a safe, timely and regulatory compliant manner and the ability of such partners to timely address any regulatory issues that have arisen or may arise in the future;

•
competition existing today or that may arise in the future, including the possibility that others may develop technologies or products superior to our products;

•
the effect that global pathogens could have on financial markets, materials sourcing, service providers, patients, clinical study sites, governments and population (e.g. COVID-19); and

•
other factors, including those “Risk Factors” set forth in our Annual Report on Form 10 K for the year ended December 31, 2024.

You should also consider carefully the statements under the section titled “Risk Factors” in this prospectus, and documents incorporated herein by reference including the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements and could materially and adversely affect our business, operating results and financial condition. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements.
The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
Industry Data and Market Information
This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference contain estimates, projections and other statistical data made by independent parties and by us relating to market size and growth, the potential value of government procurement contracts, the incidence of certain medical conditions and other industry data. These data, to the extent they contain estimates or projections, involve a number of subjective assumptions and limitations, and you are cautioned not to give undue weight to such estimates or projections. Industry publications and other reports we have obtained from independent parties generally state that the data contained in these publications or other reports have been obtained in good faith or from sources considered to be reliable, but they do not guarantee the accuracy or completeness of such data. While we believe that the data from these industry publications and other reports are generally reliable, we have not independently verified the accuracy or completeness of such data in all instances. These and other factors could cause results to differ materially from those expressed in these publications and reports.
We have provided estimates of the potential worldwide market or value of potential government procurement contracts and grants for certain of our product candidates. These estimates are based on a number of factors, including our expectation as to the number of patients with a certain medical condition that would potentially benefit from a particular product candidate, the current costs of treating patients with the targeted medical condition, our expectation that we will be able to demonstrate to the regulatory health authorities’ (e.g., FDA and EMA) satisfaction in our clinical trials that the product candidate is safe and effective, our belief that our product candidate would, if approved, have an assumed treatment cost per patient, historic values of government procurement contracts for vaccines, and our expectation of the dosage of the product candidate. While we have determined these estimates based on assumptions that we believe are reasonable, there are a number of factors that could cause our expectations to change or not be realized. Among these factors are the following: (1) there is no assurance that the product candidate will prove to be safe and effective or will ultimately be approved for sale by regulatory health authorities (e.g., FDA and EMA); (2) any regulatory approval of the product candidate may contain restrictions on its use or require warning labels; (3) third party payors may not be willing to provide reimbursement for the product candidate at the assumed price per patient; (4) the government may not be willing to procure our vaccine candidates in amounts or at costs similar to its historic procurement activities; (5) the dosage that ultimately may be approved may be different from the assumed dosage; and (6) doctors may not adopt the product candidate for use as quickly or as broadly as we have assumed. It is possible that the ultimate market for a product candidate or value of procurement contracts will differ significantly from our expectations due to these or other factors. As a result of these and other factors, investors should not place undue reliance on such estimates.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $3,450,000 from time to time under this prospectus supplement and accompanying prospectus. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Rodman as a source of financing.
We intend to use the net proceeds from the sale of the securities offered by us pursuant to this prospectus supplement, if any, to fund our research and development and commercialization activities, and for general corporate and working capital purposes, which may include, among other things, working capital, product development and/or commercialization, acquisitions, capital expenditures, repayment of debt and other business opportunities. We have not determined the amount of net proceeds to be used specifically for such purposes and, as a result, management will retain broad discretion over the allocation of net proceeds. The occurrence of unforeseen events or changed business conditions could result in the application of the net proceeds from this offering in a manner other than as described in this prospectus supplement. Pending their uses, we intend to invest the net proceeds of this offering in interest-bearing bank accounts or in short-term, interest-bearing, investment-grade securities.
DIVIDEND POLICY
We have not paid cash dividends on our common stock, and we do not anticipate that we will declare or pay dividends on our common stock in the foreseeable future. Payment of dividends, if any, is within the sole discretion of our Board of Directors and will depend, among other factors, upon our earnings, capital requirements and our operating and financial condition. To the extent we have any earnings, we likely will retain earnings to pay down debt, or expand corporate operations and not use such earnings to pay dividends.
DESCRIPTION OF SECURITIES
The material terms and provisions of our common stock are described under the heading “Description of Capital Stock” starting on page 7 of the accompanying prospectus.
PLAN OF DISTRIBUTION
We entered into the sales agreement with Rodman under which we may issue and sell our common stock under this prospectus supplement having an aggregate gross sales price of up to $3,450,000, from time to time through Rodman acting as sales agent, subject to certain limitations, including the number of shares registered under the registration statement to which this offering relates.
The sales, if any, of shares made under the sales agreement and this prospectus supplement will be made by any method that is deemed an “at-the-market offering” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through The Nasdaq Capital Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices, and/or any other method permitted by law. We may instruct Rodman not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Rodman may suspend the offering of common stock being made through Rodman under the sales agreement upon proper notice to the other party and subject to other conditions.
Rodman will offer our common stock at prevailing market prices subject to the terms and conditions of the sales agreement as agreed upon by us and Rodman. Each time we wish to issue and sell common stock under the sales agreement, we will notify Rodman of the number of shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed Rodman, unless Rodman declines to accept the terms of the notice, Rodman has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such shares up to the amount specified on such terms.

We will pay Rodman a cash commission equal to up to 3.0% of the gross sales price per share sold by Rodman under the sales agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, sales commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Rodman for certain specified expenses in connection with this offering, including reasonable fees and expenses of its legal counsel in an amount not to exceed $50,000. Additionally, pursuant to the terms of the sales agreement, we agreed to reimburse Rodman up to $4,000 per due diligence update session conducted in connection with each such date we file our Annual Report on Form 10-K and $2,000 per due diligence update session for the three, six and nine months ended on and as of the last day of the first, second and third fiscal quarters, respectively. We estimate that the total expenses for this offering, excluding commissions and reimbursements payable to Rodman under the terms of the sales agreement, will be approximately $85,000, assuming we sell the entire amount offered pursuant to this prospectus supplement and the accompanying prospectus. We will disclose in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of shares of our common stock sold through Rodman under the sales agreement, the net proceeds to us and the compensation paid by us with respect to sales under the sales agreement during the relevant quarter.
Settlement for sales of common stock will generally occur on the first business day or such other settlement cycle as may be in effect under the Exchange Act from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and Rodman in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Rodman may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sale of the common stock on our behalf, Rodman will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Rodman will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Rodman against certain civil liabilities, including liabilities under the Securities Act.
Rodman will not engage in any market activities involving our common stock while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, Rodman will not engage in any transactions that stabilizes our common stock.
The offering of our common stock pursuant to this prospectus supplement will terminate upon the earlier of (i) the sale of all of our common stock provided for in this prospectus supplement, or (ii) termination of the sales agreement as provided therein. We and Rodman may terminate the sales agreement at any time upon five days’ prior notice.
From time to time, Rodman and its affiliates may in the future provide various advisory, investment and commercial banking and other financial services for us and our affiliates in the ordinary course of business, for which services they may in the future receive customary fees and commissions. In addition, in the ordinary course of its various business activities, Rodman and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Rodman or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. To the extent required by Regulation M, Rodman will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.
This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement has been filed with the SEC as an exhibit to the Current Report on Form 8-K filed on January 23, 2026, and is incorporated by reference in this prospectus supplement.
This prospectus in electronic format may be made available on a website maintained by Rodman, and Rodman may distribute this prospectus electronically.

LEGAL MATTERS
The validity of the common stock being offered will be passed upon for us by Duane Morris LLP, Boca Raton, Florida. Ellenoff Grossman & Schole LLP, New York, New York is acting as counsel for Rodman in connection with this offering.
EXPERTS
The consolidated balance sheets of Soligenix, Inc. and subsidiaries as of December 31, 2024 and 2023, and the related consolidated statements of operations, comprehensive loss, changes in shareholders’ equity (deficit), and cash flows for the years then ended, have been audited by Cherry Bekaert LLP, independent registered public accounting firm, as stated in their report dated March 21, 2025, which is incorporated herein, which report includes an explanatory paragraph about the existence of substantial doubt concerning our ability to continue as a going concern. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us, at http://www.sec.gov.
We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.
We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, https://www.soligenix.com.
We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information on our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information referenced this way is considered to be part of this prospectus supplement, and any information that we file later with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference the following documents that we have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules):
(a)
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 21, 2025;

(b)
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, as filed with the SEC on May 9, 2025; our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, as filed with the SEC on August 14, 2025; and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, as filed with the SEC on November 7, 2025;

(c)
Our Current Reports on Form 8-K filed with the SEC on March 28, 2025; June 20, 2025; July 31, 2025; August 15, 2025; August 18, 2025; September 29, 2025; November 18, 2025; and January 23, 2026;

(d)
The Description of Securities filed as Exhibit 4.1 to Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 21, 2025; and

(e)
The description of our common stock, par value $0.001 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on December 12, 2016 and under the caption “Description of Capital Stock” in our prospectus, dated as of December 12, 2016, forming a part of the Registration Statement on Form S-1 (Registration No. 333-214038) filed with the SEC, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the completion or termination of the offering of the securities described in this prospectus supplement, but excluding any information deemed furnished and not filed with the SEC. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the reports or documents that we incorporate by reference in this prospectus supplement contained in the registration statement (except exhibits to the documents that are not specifically incorporated by reference) at no cost to you, by writing or calling us at: Soligenix, Inc., Attn: Corporate Secretary, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540, telephone number: (609) 538-8200.
Any statements contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified, superseded or replaced for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement (or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement) modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement and the accompanying prospectus. Statements contained in this prospectus supplement, the accompanying prospectus and any document incorporated by reference as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance reference is made to the copy of the contract, agreement or other document filed as an exhibit to the registration statement or any incorporated document, each statement being so qualified by this reference.

PROSPECTUS
Soligenix, Inc.
$50,000,000
Common Stock, Preferred Stock
Warrants and Units
This prospectus covers our offer and sale from time to time of our common stock, preferred stock, warrants to purchase common stock and/or preferred stock, and units in one or more offerings. The aggregate offering price of all securities sold by us under this prospectus may not exceed $50 million.
This prospectus describes some of the general terms that may apply to an offering of these securities and the general manner in which these securities may be offered. Each time we offer and sell these securities we will provide specific terms of such offering in a supplement to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in or incorporated by reference in this prospectus is superseded by the information in the prospectus supplement and any other offering material related to such securities.
We may offer and sell these securities from time to time at fixed prices, at market prices or at negotiated prices, and such securities may be offered and sold to or through one or more underwriters, dealers or agents or directly to purchasers on a continuous or delayed basis. Without limitation of the foregoing, shares may be issued in connection with (i) the achievement of clinical development milestones under license or purchase agreements, such as the asset purchase agreement with Hy Biopharma Inc. pursuant to which we acquired assets related to the development of our synthetic hypericin product candidate for the treatment of cutaneous T-cell lymphoma (SGX301), (ii) strategic partnering and/or acquisition transactions involving the issuance of our securities as well as to meet long-term corporate objectives, and (iii) capital raising transactions through the sale of securities in the private and/or public equity markets to support a higher level of growth, respond to competitive pressures, develop new products and services and support new strategic partnership expenditures.
The filing of the registration statement of which this prospectus forms a part is primarily driven by our desire to have sufficient registered securities available for possible merger and acquisition activities and other corporate development objectives that may occur over the coming years. However, we have no present plans to engage in such activities.
Our common stock is traded on The NASDAQ Capital Market under the symbol “SNGX.” On August 28, 2023, the last reported closing sales price of our common stock on The NASDAQ Capital Market was $0.45 per share.
As of August 28, 2023, the aggregate market value of our outstanding common stock held by non-affiliates was $7,176,825, which was calculated based on 9,831,267 shares of outstanding common stock held by non-affiliates as of such date and on a price per share of $0.73 (the average of the bid and asked prices of our common stock on July 6 2023).
INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT WE HAVE AUTHORIZED FOR USE IN CONNECTION WITH A SPECIFIC OFFERING, AND UNDER SIMILAR HEADINGS IN THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 15, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell, either separately or together, any combination of the securities described in this prospectus in one or more offerings for cash. We may also issue any of the common stock, preferred stock, warrants, or units upon conversion, exchange or exercise of any of the securities mentioned above. The aggregate amount of securities that we may offer under the registration statement is $50 million, denominated in U.S. dollars or the equivalent in foreign currencies, currency units or composite currencies.
This prospectus describes some of the general terms that may apply to an offering of our securities and the general manner in which they may be offered. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in or incorporated by reference in this prospectus is superseded by the information in the prospectus supplement and any other offering material related to such securities.
This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information described under the heading “Where You Can Find Additional Information” in this prospectus, before you invest in any of the securities offered hereunder.
You should rely only on the information contained in this prospectus or any accompanying prospectus supplement to this prospectus. We have not authorized anyone to provide you with any information other than that contained in this prospectus and any accompanying prospectus supplement to this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus or any accompanying prospectus supplement to this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus or any accompanying prospectus supplement to this prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.
As used in this prospectus, the terms “we,” “us,” “our” and “our company” mean Soligenix, Inc., unless the context clearly indicates otherwise.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us, at http://www.sec.gov. Our internet address is www.soligenix.com.

INCORPORATION OF INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information referenced this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference the following documents that we have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules):
(a)
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on March 31, 2023;

(b)
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as filed with the SEC on May 15, 2023, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, as filed with the SEC on August 21, 2023;

(c)
Our Current Reports on Form 8-K filed with the SEC on January 11, 2023, February 9, 2023, February 14, 2023, February 24, 2023, April 10, 2023, April 14, 2023, April 19, 2023, May 1, 2023, May 3, 2023, May 9, 2023, May 26, 2023, June 23, 2023, and July 7, 2023;

(d)
Our Definitive Proxy Statements on Schedule 14A, filed with the SEC on January 6, 2023 and August 7, 2023;

(e)
The Description of Securities filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on March 31, 2023; and

(f)
The description of our common stock, par value $0.001 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on December 12, 2016 and under the caption “Description of Capital Stock” in the Registrant’s prospectus, dated as of December 12, 2016, forming a part of the Registration Statement on Form S-1 (Registration No. 333-214038) filed with the SEC, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and prior to the completion or termination of the offering of the securities described in this prospectus, including all such documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC.
Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein, or in a subsequently filed document also incorporated or deemed to be incorporated herein by reference, modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
This prospectus is part of a registration statement on Form S-3 we have filed with the SEC relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. We have filed or incorporated by reference certain legal documents that control the terms of the shares of common stock and preferred stock offered under this prospectus as exhibits to the registration statement. We may file certain other legal documents that control the terms of the shares of common stock and preferred stock offered by this prospectus as exhibits to reports we file with the SEC. You may refer to the registration statement and the exhibits and schedules thereto for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC’s internet site at http://www.sec.gov.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that we incorporate by reference in this prospectus contained in the registration statement (except exhibits to the documents that are not specifically incorporated by reference) at no cost to you, by writing or calling us at: Soligenix, Inc., 29 Emmons Drive, Suite B-10, Princeton,

New Jersey 08540, Attn: Secretary, telephone number: 609-538-8200. Information about us is also available at our website at www.soligenix.com. Except for the specific incorporated reports and documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA AND MARKET INFORMATION
This prospectus, any accompanying prospectus supplement and the information incorporated herein and therein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements are often identified by words such as “may,” “should,” “would,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “continue,” “plan,” “potential” and similar expressions. These statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed for the reasons described in this prospectus and in the documents incorporated herein by reference. You should not place undue reliance on these forward-looking statements.
You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including:
•
uncertainty as to whether our product candidates will be sufficiently safe and effective to support regulatory approvals;

•
uncertainty inherent in developing therapeutics and vaccines, and manufacturing and conducting preclinical and clinical trials;

•
our ability to obtain future financing or funds when needed, either through the raising of capital, the incurrence of convertible or other indebtedness or through strategic financing or commercialization partnerships;

•
our ability to secure government grants or contracts to support our vaccine development;

•
our ability to maintain our listing on Nasdaq and meet Nasdaq’s listing requirements;

•
that product development and commercialization efforts will be reduced or discontinued due to difficulties or delays in clinical trials or a lack of progress or positive results from research and development efforts;

•
maintenance and progression of our business strategy;

•
the possibility that our products under development may not gain market acceptance;

•
our expectations about the potential market sizes and market participation potential for our product candidates may not be realized;

•
our expected revenues (including sales, milestone payments and royalty revenues) from our product candidates and any related commercial agreements of ours may not be realized;

•
the ability of our manufacturing partners to supply us or our commercial partners with clinical or commercial supplies of our products in a safe, timely and regulatory compliant manner and the ability of such partners to timely address any regulatory issues that have arisen or may arise in the future;

•
competition existing today or that may arise in the future, including the possibility that others may develop technologies or products superior to our products;

•
the effect that global pathogens could have on financial markets, materials sourcing, service providers, patients, clinical study sites, governments and population (e.g. COVID 19); and

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other factors, including those “Risk Factors” set forth in our Annual Report on Form 10-K for the year ended December 31, 2022.

You should also consider carefully the statements under the section titled “Risk Factors” in this prospectus, and documents incorporated herein by reference including the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements and could materially and adversely affect our business, operating results and financial condition. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements.
The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
Industry Data and Market Information
This prospectus, any accompanying prospectus supplement and the documents incorporated herein by reference contain estimates, projections and other statistical data made by independent parties and by us relating to market size and growth, the potential value of government procurement contracts, the incidence of certain medical conditions and other industry data. These data, to the extent they contain estimates or projections, involve a number of subjective assumptions and limitations, and you are cautioned not to give undue weight to such estimates or projections. Industry publications and other reports we have obtained from independent parties generally state that the data contained in these publications or other reports have been obtained in good faith or from sources considered to be reliable, but they do not guarantee the accuracy or completeness of such data. While we believe that the data from these industry publications and other reports are generally reliable, we have not independently verified the accuracy or completeness of such data in all instances. These and other factors could cause results to differ materially from those expressed in these publications and reports.
We have provided estimates of the potential worldwide market or value of potential government procurement contracts and grants for certain of our product candidates. These estimates are based on a number of factors, including our expectation as to the number of patients with a certain medical condition that would potentially benefit from a particular product candidate, the current costs of treating patients with the targeted medical condition, our expectation that we will be able to demonstrate to the FDA’s satisfaction in our clinical trials that the product candidate is safe and effective, our belief that our product candidate would, if approved, have an assumed treatment cost per patient, historic values of government procurement contracts for vaccines, and our expectation of the dosage of the product candidate. While we have determined these estimates based on assumptions that we believe are reasonable, there are a number of factors that could cause our expectations to change or not be realized. Among these factors are the following: (1) there is no assurance that the product candidate will prove to be safe and effective or will ultimately be approved for sale by the FDA; (2) any FDA approval of the product candidate may contain restrictions on its use or require warning labels; (3) third party payors may not be willing to provide reimbursement for the product candidate at the assumed price per patient; (4) the government may not be willing to procure our vaccine candidates in amounts or at costs similar to its historic procurement activities; (5) the dosage that ultimately may be approved may be different from the assumed dosage; and (6) doctors may not adopt the product candidate for use as quickly or as broadly as we have assumed. It is possible that the ultimate market for a product candidate or value of procurement contracts will differ significantly from our expectations due to these or other factors. As a result of these and other factors, investors should not place undue reliance on such estimates.

ABOUT OUR COMPANY
We are a late-stage biopharmaceutical company focused on developing and commercializing products to treat rare diseases where there is an unmet medical need. We maintain two active business segments: Specialized BioTherapeutics and Public Health Solutions.
Our Specialized BioTherapeutics business segment is developing and moving toward potential commercialization of HyBryte™ (a proposed proprietary name of SGX301 or synthetic hypericin sodium), a novel photodynamic therapy, utilizing topical synthetic hypericin activated with safe visible light for the treatment of cutaneous T-cell lymphoma (“CTCL”). With successful completion of the Phase 3 FLASH (Fluorescent Light And Synthetic Hypericin) study, regulatory approval is being pursued in the United States (“U.S.”) and Europe. Following submission of a new drug application (“NDA”) for HyBryte™ in the treatment of CTCL, we received a refusal to file (“RTF”) letter from the U.S. Food and Drug Administration (“FDA”). We had a Type A meeting with the FDA to clarify and respond to the issues identified in the RTF letter and to seek additional guidance concerning information that the FDA would require for a resubmitted NDA to be deemed acceptable to file, in order to advance HyBryte™ towards U.S. marketing approval and commercialization. In order to accept an NDA filing for HyBryte™, the FDA is requiring positive results from a second, Phase 3 pivotal study in addition to the Phase 3, randomized, double-blind, placebo-controlled FLASH study previously conducted in this orphan indication. The FDA indicated that it is open to engaging in protocol discussions regarding the second, Phase 3 pivotal study. Based on this feedback, we are collaboratively engaging in active discussions with the FDA in order to define the protocol and evaluate the feasibility of conducting the additional Phase 3 clinical trial evaluating HyBryte™ in the treatment of CTCL in support of potential FDA marketing approval.
Development programs in this business segment also include expansion of synthetic hypericin (SGX302) into psoriasis, our first-in-class innate defense regulator technology, dusquetide (SGX942) for the treatment of inflammatory diseases, including oral mucositis in head and neck cancer, and proprietary formulations of oral beclomethasone 17,21 dipropionate for the prevention/treatment of gastrointestinal disorders characterized by severe inflammation including pediatric Crohn’s disease (SGX203).
Our Public Health Solutions business segment includes active development programs for RiVax®, our ricin toxin vaccine candidate and SGX943, our therapeutic candidate for antibiotic resistant and emerging infectious disease and our vaccine programs targeting filoviruses (such as Marburg and Ebola) and CiVax™, our vaccine candidate for the prevention of COVID 19 (caused by SARS-CoV 2). The development of our vaccine programs incorporates the use of our proprietary heat stabilization platform technology, known as ThermoVax®. To date, this business segment has been supported with government grant and contract funding from the National Institute of Allergy and Infectious Diseases, the Biomedical Advanced Research and Development Authority and the Defense Threat Reduction Agency.
Our common stock is traded on The NASDAQ Capital Market under the symbol “SNGX.” On August 28, 2023, the last reported sales price of our common stock on The NASDAQ Capital Market was $0.45 per share.
Additional information regarding our company, including our audited financial statements and descriptions of our business, is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 1 and “Incorporation of Information by Reference” beginning on page 2.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks and uncertainties set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus, and you should also carefully consider any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement, including our financial statements and the related notes thereto. The risks and uncertainties described in our filings with the SEC and incorporated by reference into this prospectus are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently believe are not material, also may become important factors that affect us and impair our business operations. The occurrence of any of the events or developments discussed in the risk factors described in our filings with the SEC could have a material and adverse impact on our business, results of operations, financial condition and cash flows, and in such case, our future prospects would likely be materially and adversely affected. If any of such events or developments were to happen, you could lose part or all of your investment. Further, our actual results could differ materially and adversely from those anticipated in our forward-looking statements as a result of certain factors.
USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we anticipate that the net proceeds from our sale of any securities offered hereunder, if any, will be used for general corporate purposes, which may include, among other things, working capital, product development, acquisitions, capital expenditures, repayment of debt and other business opportunities.
In addition to selling securities in capital raising transactions to support a higher level of growth, respond to competitive pressures, develop new products and services and support new strategic partnership expenditures, we may issue shares in connection with (i) the achievement of clinical development milestones under license or purchase agreements, such as the asset purchase agreement with Hy Biopharma Inc. pursuant to which we acquired assets related to the development of our synthetic hypericin product candidate for the treatment of cutaneous T-cell lymphoma (SGX301), and (ii) strategic partnering and/or acquisition transactions involving the issuance of our securities as well as to meet long-term corporate objectives.
There is no guarantee that we will sell the securities described in this prospectus and, in the event that we do, there is no guarantee as to the total number of securities that we would sell, nor is there any guarantee as to the amount of net proceeds to be used specifically for the foregoing purposes. Our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Our plans to use the estimated net proceeds from the sale of these securities may change and, if they do, we will update this information in a prospectus supplement.
DESCRIPTIONS OF THE SECURITIES WE MAY OFFER
We may sell from time to time, in one or more offerings, shares of our common stock and/or preferred stock, warrants to purchase common stock and/or preferred stock, and units in one or more offerings, and/or units consisting of one or more of the foregoing securities.
The descriptions of the securities contained in this prospectus, together with the additional information we include in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, summarize some of the terms and other provisions of the various types of securities that we may offer under this prospectus. These summary descriptions are not meant to be complete descriptions of each security. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered under that prospectus supplement. The applicable prospectus supplement for a particular security may specify different or additional terms.

DESCRIPTION OF CAPITAL STOCK
General
The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, summarizes some of the terms and provisions of the shares of our common stock and preferred stock that we may offer under this prospectus. These summary descriptions of our common stock and preferred stock are not meant to be complete descriptions of each security. For the complete terms of our common stock and preferred stock, please refer to our Certificate of Incorporation, as may be amended from time to time, any certificates of designation for our preferred stock that may be authorized from time to time, and our bylaws, as amended from time to time. The Delaware General Corporation Law (the “DGCL”) may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer under this prospectus, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. The applicable prospectus supplement for a particular offering of our common stock or preferred stock may specify different or additional terms.
As of August 28, 2023, our authorized capital stock consists of 75,350,000 shares of capital stock, of which 75,000,000 shares are common stock, par value $0.001 per share, 230,000 shares are undesignated preferred stock, 10,000 shares are Series B Convertible Preferred Stock, par value $0.05 per share (none of which are currently outstanding), 10,000 shares are Series C Convertible Preferred Stock, par value $0.05 per share (none of which are currently outstanding) and 100,000 shares are Series A Junior Participating Preferred Stock, par value $0.001 per share (none of which are currently outstanding). As of August 28, 2023, there were issued and outstanding 9,841,854 shares of common stock, options to purchase 207,207 shares of common stock, pre-funded warrants to purchase 537,458 shares of common stock and warrants to purchase 6,538,500 shares of common stock. Additionally, as of such date, there was issued and outstanding $3,041,074 of principal and accrued interest under convertible promissory notes, which may be converted at (i) 90% of the closing price of our common stock on the day before the delivery of the conversion notice with respect to the first 588,599 shares issuable upon conversion and (i) $1.70 with respect to all shares issuable upon conversion in excess of the first 588,599 shares so issued.
Common Stock
Voting Rights
Holders of our common stock are entitled to one vote for each share held in the election of directors and in all other matters to be voted on by the stockholders. There is no cumulative voting in the election of directors. The affirmative vote of the holders of a plurality of the shares of common stock represented at an annual meeting is required to elect each director.
Dividends and Liquidation Rights
Holders of common stock are entitled to receive dividends as may be declared from time to time by our board of directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the corporation, holders of common stock are to share in all assets remaining after the payment of liabilities.
Conversion, Redemption and Other Rights
Holders of common stock have no pre-emptive or conversion rights and are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock. The rights of the holders of the common stock are subject to any rights that may be fixed for holders of preferred stock.
Preferred Stock
Our Certificate of Incorporation authorizes the issuance of 230,000 shares of undesignated preferred stock, 10,000 shares of Series B Convertible Preferred Stock, par value $0.05 per share (“Series B Preferred

Stock”), 10,000 shares of Series C Convertible Preferred Stock, par value $0.05 per share (“Series C Preferred Stock”), and 100,000 shares of Series A Junior Participating Preferred Stock, par value $0.001 per share (“Junior Preferred Stock”). Our board of directors is empowered, without stockholder approval, to designate and issue additional series of preferred stock with dividend, liquidation, conversion, voting or other rights, including the right to issue convertible securities with no limitations on conversion, which could adversely affect the voting power or other rights of the holders of our common stock, substantially dilute a common stockholder’s interest and depress the price of our common stock.
No shares of the Series B Preferred Stock, the Series C Preferred Stock or the Junior Preferred Stock are outstanding. Due to the terms of the Series C Preferred Stock, no additional shares of Series C Preferred Stock can be issued.
Series B Preferred Stock
Our Certificate of Incorporation authorizes the issuance of 10,000 shares of Series B Preferred Stock, none of which are outstanding and 6,411 of which have been converted to common stock and therefore are not reissuable.
Voting Rights
Each holder of Series B Preferred Stock is entitled to the number of votes equal to the number of whole shares of common stock into which the shares of Series B Preferred Stock held by such holder is then convertible (as adjusted from time to time pursuant to our Certificate of Incorporation) with respect to any and all matters presented to the stockholders for their action or consideration. Except as provided by law, holders of Series B Preferred Stock vote together with the holders of common stock as a single class.
Dividends and Liquidation Rights
The holders of the Series B Preferred Stock are entitled to a dividend of 8% per annum, payable annually in shares of Series B Preferred Stock. In addition, when and if our board of directors shall declare a dividend payable with respect to the then outstanding shares of common stock, the holders of the Series B Preferred Stock are entitled to the amount of dividends per share as would be payable on the largest number of whole shares of common stock into which each share of Series B Preferred Stock could then be converted.
In the event of liquidation, dissolution or winding up of the company, the holders of Series B Preferred Stock then outstanding will be entitled to be paid an amount equal to $1,000 per share (subject to adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares pursuant to our Certificate of Incorporation), plus any dividends declared but unpaid thereon before any payment is made to the holders of common stock, Junior Preferred Stock or any other class or series of stock ranking on liquidation junior to the Series B Preferred Stock. After the holders of the Series B Preferred Stock have been paid in full, the remaining assets of the company will be distributed to the holders of Junior Preferred Stock and common stock, subject to the preferences of the Junior Preferred Stock.
Conversion, Redemption and Other Rights
Each share of Series B Preferred Stock is convertible into 1.333 shares of common stock. The conversion ratio is subject to an adjustment upon the issuance of additional shares of common stock for a price below the closing price of the common stock and equitable adjustment for stock splits, dividends, combinations, reorganizations and similar events.
Subject to certain conditions, after the second anniversary of the issuance of the Series B Preferred Stock, the company will have the right, but not the obligation, to redeem the then-outstanding shares of Series B Preferred Stock for cash in an amount calculated pursuant to the terms of our Certificate of Incorporation.
Junior Preferred Stock
Voting Rights
The holders of the Junior Preferred Stock will have 10,000 votes per share of Junior Preferred Stock on all matters submitted to a vote of our stockholders, including the election of directors.

Dividends and Liquidation Rights
If our board of directors declares or pays dividends on common stock, the holders of the Junior Preferred Stock would be entitled to receive a per share dividend payment of 10,000 times the dividend declared per share of common stock. In the event we make a distribution on the common stock, the holders of the Junior Preferred Stock will be entitled to a per share distribution, in like kind, of 10,000 times such distribution made per share of common stock. In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each share of Junior Preferred Stock will be entitled to receive 10,000 times the amount received per share of common stock. These rights are protected by customary anti-dilution provisions.
Upon any liquidation, dissolution or winding up, no distribution may be made to the holders of shares of stock ranking junior to the Junior Preferred Stock unless the holders of the Junior Preferred Stock have received the greater of (i) $37.00 per one one-thousandth share plus an amount equal to accrued and unpaid dividends and distributions thereon, and (ii) an amount equal to 10,000 times the aggregate amount to be distributed per share to holders of common stock. Further, no distribution may be made to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Junior Preferred Stock, unless distributions are made ratably on the Junior Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of the Junior Preferred Stock are entitled above and to which the holders of such parity shares are entitled.
Outstanding Warrants
Pre-Funded Warrants
As of August 28, 2023, 537,458 shares of common stock were issuable upon the exercise of pre-funded warrants. Such warrants do not expire. The exercise price of such pre-funded warrants is $0.001 per share. The exercise price and the number of shares of common stock purchasable upon the exercise of each such pre-funded warrant are subject to adjustment upon the happening of certain events, such as stock dividends, distributions, and splits.
Common Warrants
As of August 28, 2023, 6,538,500 shares of common stock were issuable upon the exercise of warrants other than the pre-funded warrants. Such warrants expire on May 8, 2028. The exercise price of such warrants is $1.50 per share. The exercise price and the number of shares of common stock purchasable upon the exercise of each such warrant are subject to adjustment upon the happening of certain events, such as stock dividends, distributions, and splits.
Anti-Takeover Provisions
Provisions in our Certificate of Incorporation and Bylaws may discourage certain types of transactions involving an actual or potential change of control of our company which might be beneficial to us or our security holders.
As noted above, our Certificate of Incorporation permits our board of directors to issue shares of any class or series of preferred stock in the future without stockholder approval and upon such terms as our board of directors may determine. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any class or series of preferred stock that may be issued in the future.
Our Bylaws generally provide that any board vacancy, including a vacancy resulting from an increase in the authorized number of directors, may be filled by a vote of a majority of the directors, even if less than a quorum.
Additionally, our Bylaws provide that stockholders must provide timely notice in writing to bring business before an annual meeting of shareholders or to nominate candidates for election as directors at an annual meeting of shareholders. Notice for an annual meeting is timely if our Secretary receives the written notice not less than 45 days and no more than 75 days prior to the anniversary of the date that we mailed proxy materials for the preceding year’s annual meeting. However, if the date of the annual meeting is advanced more than thirty (30) days prior to, or delayed by more than thirty (30) days after, the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made. Our Bylaws also specify the form and content of a shareholder’s notice. These provisions may prevent shareholders from bringing matters before an annual meeting of shareholders or from making nominations for directors at an annual meeting of shareholders.
Delaware Anti-Takeover Statute
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:
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prior to the date of the transaction, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, calculated as provided under Section 203; or

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at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Forum Selection Provisions
As permitted by the DGCL, our Bylaws require, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, that the Court of Chancery of the State of Delaware, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the company, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the company to the company or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our By-laws or (iv) any action asserting a claim governed by the internal affairs doctrine.
Further, our Bylaws provided that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
Exclusions or Limitations to Forum Selection Provisions
Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, the exclusive forum provisions in our Bylaws do not apply to claims arising under the Exchange Act. The forum selection provisions, however, are intended to apply to the fullest extent permitted by law, including to actions or claims arising under the Securities Act. However, it is possible that a court could find our forum selection provisions to be inapplicable or unenforceable with respect to actions or claims arising under the

Securities Act. Even if a court accepts that our forum selection provisions apply to actions or claims arising under the Securities Act, our stockholders shall not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder.
Transfer Agent
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, NY 11219 and its telephone number is (718) 921-8200.
Listing
Our common stock is listed on The NASDAQ Capital Market under the symbol “SNGX.”
DESCRIPTION OF WARRANTS
The following description, together with the additional information we include in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, summarizes some of the terms and other provisions of the warrants to purchase our common stock and/or preferred stock that we may offer under this prospectus. We may issue warrants in one or more series independently or together with other securities. Each warrant will entitle the holder to purchase for cash a number of shares of our common stock and/or preferred stock at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.
This summary description of some of the terms and other provisions of the warrants that may be offered under this prospectus is not complete and is qualified in its entirety by reference to the form of warrant and/or the warrant agreement and warrant certificate and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We will file with the SEC the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summary description of some of the terms and other provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus.
While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of offered warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered under this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.
We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.
The applicable prospectus supplement relating to a series of warrants offered under this prospectus will describe the following terms, where applicable, of such offered warrants:
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the offering price and aggregate number of warrants offered;

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the currency for which the warrants may be purchased;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

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the terms of any rights to redeem or call the warrants;

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the terms of any right of ours to accelerate the exercisability of the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the dates on which the right to exercise the warrants will commence and expire;

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the manner in which the warrant agreements and warrants may be modified;

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where the warrant certificates may be transferred and exchanged;

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the date, if any, on and after which the warrants and the related shares of common stock or other securities will be separately transferable;

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the terms of the securities issuable upon exercise of the warrants; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

The applicable prospectus supplement relating to a series of warrants offered under this prospectus may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.
Each warrant will entitle the holder to purchase common stock and/or preferred stock as specified in the applicable prospectus supplement and warrant agreement at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement and warrant agreement. The warrants may be exercised as set forth in the prospectus supplement and warrant agreement. Warrants will be exercisable for U.S. dollars only. Unless we otherwise specify in the applicable prospectus supplement and warrant agreement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement and warrant agreement. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement and warrant agreement. After the close of business on the expiration date, unexercised warrants will become void.
Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the common stock and/or preferred stock purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.
Prior to the exercise of any warrants to purchase common stock and/or preferred stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including, the right to vote or to receive any payments of dividends on the common stock or preferred stock purchasable upon exercise.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus or in any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.
The applicable prospectus supplement relating to units offered under this prospectus will describe the following terms, where applicable, of such units:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any unit agreement under which the units will be issued;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION
We may sell the securities described in this prospectus separately or together from time to time in one or more transactions on a continuous or delayed basis through one or more underwriters or dealers, through agents, or directly to one or more purchasers, in private transactions, at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. The securities may be sold through a rights offering, forward contracts or similar arrangements. We may also sell and distribute the securities offered under this prospectus from time to time in one or more transactions, including in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.
Each time that we use this prospectus to sell the securities described herein, we will describe the method of distribution and the terms of the offering of the securities offered hereunder in a prospectus supplement, information incorporated by reference or other offering material, including:
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the name or names of the underwriters, dealers or agent, if any;

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the purchase price of the securities and the proceeds we will receive from the sale;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

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any initial public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or market on which the common stock may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or other offering material are underwriters of the securities offered thereunder. Any underwritten offering may be on a best efforts or a firm commitment basis.
If we use underwriters in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement, information incorporated by reference or other offering material. In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents. This compensation may be in the form of discounts, concessions or commissions.
Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities could be considered underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them could be considered underwriting discounts and commissions, under the Securities Act. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.
If we sell securities to a dealer, we will sell the securities to the dealer, as principal. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement, information incorporated by reference or other offering material. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent, in the prospectus supplement, information incorporated by reference or other offering material. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
Unless otherwise specified in the applicable prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on The NASDAQ Capital Market. Any common stock sold pursuant to a prospectus supplement will be listed on The NASDAQ Capital Market, subject to official notice of issuance. We may elect to list any series of preferred stock, warrants or units on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.
In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.
Under agreements entered into by us for the purchase or sale of securities, underwriters and their controlling persons, dealers and agents may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof. Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS
Unless otherwise specified in the applicable prospectus supplement, the validity of the securities being offered under this prospectus has been passed upon for us by Duane Morris LLP, Boca Raton, Florida, and for any underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated balance sheets of Soligenix, Inc. and Subsidiaries as of December 31, 2022 and 2021, and the related consolidated statements of operations, comprehensive loss, changes in mezzanine equity and shareholders’ equity (deficit), and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, which report includes an explanatory paragraph about the existence of substantial doubt concerning our ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
DISCLOSURE OF COMMISSION POSITION
ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Up to $3,450,000
Soligenix, Inc.
COMMON STOCK
Rodman & Renshaw LLC
PROSPECTUS SUPPLEMENT
Dated January 23, 2026